ADMINISTRATIVE SERVICES AGREEMENT

                                     between

                    SECURITY LIFE OF DENVER INSURANCE COMPANY

                  SECURITY LIFE OF DENVER INTERNATIONAL LIMITED


                   (referred to collectively as the Companies)

                                       and

                            SCOTTISH RE (U.S.), INC.

                       (referred to as the Administrator)






                          Dated as of December 31, 2004







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                                TABLE OF CONTENTS


ARTICLE I DEFINITIONS..........................................................2

         1.01     Definitions..................................................2


ARTICLE II ADMINISTRATIVE SERVICES.............................................3

         2.01     Appointment and Acceptance of Appointment....................3

         2.02     Administrative Services......................................4

         2.03     Legally Required Company Actions.............................6

         2.04     Compensation.................................................7

         2.05     Reserve Certification........................................7

         2.06     Novations....................................................7


ARTICLE III BOOKS AND RECORDS; BANK ACCOUNTS...................................8

         3.01     Transfer of Records..........................................8

         3.02     Maintenance of Books and Records.............................8

         3.03     Quarterly Accountings and Payments...........................8

         3.04     Bank Accounts and Lockboxes..................................9


ARTICLE IV  CAPACITY..........................................................10

         4.01     Capacity....................................................10


ARTICLE V REGULATORY MATTERS..................................................10

         5.01     Responsibilities of the Parties.............................10


ARTICLE VI DURATION...........................................................10

         6.01     Duration....................................................10

         6.02     Termination.................................................10

         6.03     Survival....................................................12


ARTICLE VII INSURANCE.........................................................12

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         7.01     Liability Insurance.........................................12

         7.02     Fidelity Bond...............................................12

         7.03     Qualifying Insurers.........................................12


ARTICLE VIII ARBITRATION......................................................12

         8.01     Arbitration.................................................12

         8.02     Arbitration Procedure.......................................13


ARTICLE IX INDEMNIFICATION....................................................14

         9.01     Administrator's Obligation to Indemnify.....................14

         9.02     Companies' Obligation to Indemnify..........................14

         9.03     Certain Definitions and Procedures..........................14


ARTICLE X MISCELLANEOUS.......................................................15

         10.01    Notices.....................................................15

         10.02    Entire Agreement............................................16

         10.03    Successors and Assigns......................................16

         10.04    Captions....................................................16

         10.05    Governing Law and Jurisdiction..............................16

         10.06    No Third Party Beneficiaries................................17

         10.07    Expenses....................................................17

         10.08    Counterparts................................................17

         10.09    Severability................................................17

         10.10    Waiver of Jury Trial; Multiplied and Punitive Damages.......17

         10.11    Equitable Rights............................................17

         10.12    Confidentiality.............................................18


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                        ADMINISTRATIVE SERVICES AGREEMENT

     THIS ADMINISTRATIVE SERVICES AGREEMENT (the "Agreement") is made and entered into as of December 31, 2004 (the "Closing Date") by and between Security Life of Denver Insurance Company, a Colorado-domiciled stock life insurance company ("SLD"), Security Life of Denver International Limited, a Bermuda-domiciled life insurance company ("SLDI" and, together with SLD, the "Companies") and Scottish Re (U.S.), Inc., a Delaware-domiciled life insurance company (the "Administrator").

     WHEREAS, the Companies, Scottish Re Group Limited, the Administrator and Scottish Re Life (Bermuda) Limited, a Bermuda insurance company ("Scottish Bermuda"), have entered into an Asset Purchase Agreement, dated as of October 17, 2004 (the "Asset Purchase Agreement"), pursuant to which the Administrator has agreed to reinsure and administer the individual life reinsurance business of the Companies; and

     WHEREAS, in accordance with the terms and conditions of the Asset Purchase Agreement, SLD and the Administrator have entered into an SLD Coinsurance Agreement and an SLD Coinsurance / Modified Coinsurance Agreement, and SLDI and Scottish Bermuda have entered into an SLDI Coinsurance Agreement, an SLDI Coinsurance / Modified Coinsurance Agreement, and an SLDI Coinsurance Funds Withheld Agreement, all of even date herewith and referred to herein collectively as the "Reinsurance Agreements," pursuant to which each Company, as ceding company, has ceded and transferred the Reinsured Liabilities under the Covered Insurance Contracts to the Administrator and Scottish Bermuda, respectively, as reinsurer, and the Administrator and Scottish Bermuda have reinsured and assumed such Reinsured Liabilities; and

     WHEREAS, the parties hereto have agreed, on the terms and conditions set forth herein, that the Administrator will perform certain administrative functions on behalf of the Companies with respect to the Administered Business (as defined below); and

     WHEREAS, pursuant to terms of the Transition Services Agreement, the Companies will provide various of such administrative functions to the Administrator for the Administered Business for the periods specified therein; and

     NOW, THEREFORE, in consideration of the mutual promises and undertakings contained herein and in the Asset Purchase Agreement and the Reinsurance Agreements, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Companies and the Administrator agree as follows:


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                                    ARTICLE I
                                   DEFINITIONS

     1.01 Definitions. Any capitalized term used but not defined herein shall have the meaning set forth in the Asset Purchase Agreement. The following terms shall have the respective meanings set forth below throughout this Agreement:

"Administered Business" means collectively the Business associated with the Covered Insurance Contracts and the business retroceded from the Administrator and Scottish Bermuda to SLD under the Industry Risks Retrocession Agreements.

"Administrative Services" has the meaning set forth in Section 2.01.

"Administrator" has the meaning set forth in the preamble.

"Agreement" has the meaning set forth in the preamble.

"Asset Purchase Agreement" has the meaning set forth in the preamble.

"Books and Records" shall have the same meaning as in the Asset Purchase Agreement, but, under this Agreement, only as applicable to the Administered Business.

"Closing Date" has the meaning set forth in the preamble.

"Commissions" means all commissions, expenses allowances, benefit credits and other fees and compensation payable to Persons who marketed or produced the Administered Business and to ceding companies.

"Confidential Information" shall have the meaning set forth in Section 10.12(a).

"Corporate Services" has the meaning set forth in Section 2.01.

"Covered Insurance Contracts" means all reinsurance agreements reinsured pursuant to the Reinsurance Agreements.

"IIM" means collectively ING Investment Management LLC, a Delaware limited liability company and an indirect wholly-owned subsidiary of ING.

"ING Treasury" means the ING Treasury Services, a department of ING North America Insurance Corporation, a wholly-owned subsidiary of ING.

"Legally Required Company Actions" means any actions each Company is required by Applicable Law or Governmental Authorities to take without the Administrator acting on its


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behalf, but only to the extent such actions are exclusively related to the
Administered Business and relate to actions to be taken from and after the Closing Date.

"Outbound Retrocession Contracts" means all reinsurance agreements under which each Company has retroceded to reinsurers (whether Affiliates or non-Affiliates) risks with respect to the Administered Business.

"Premiums" means premiums, considerations, deposits and similar receipts with respect to the Administered Business.

"Quarterly Accounting" shall mean a quarterly accounting with respect to the Administered Business prepared in accordance with SAP and delivered by the Administrator to each Company in accordance with the provisions of Section 3.03 hereof.

"Reinsurance Agreements" has the meaning set forth in the preamble.

"Reinsured Liabilities" means liabilities reinsured pursuant to the Reinsurance Agreements.

"Scottish Bermuda" has the meaning set forth in the preamble.

"SLD Asset Management Agreement" means the Asset Management Agreement dated as of the date hereof between SLD and the Administrator.

"Termination Date" shall mean the date on which this Agreement is terminated in accordance with the terms and conditions of Article VI hereof.

"Unauthorized Access" shall have the meaning set forth in Section 10.12(c).


                                   ARTICLE II
                             ADMINISTRATIVE SERVICES

     2.01 Appointment and Acceptance of Appointment.


     (a) Except as expressly provided herein or unless specifically required by Applicable Law, each Company hereby appoints the Administrator, for the period specified in Article VI hereof, to provide all services required to administer the Administered Business, including, without limitation, the administrative services specified in Section 2.02 (collectively, the "Administrative Services"), and the Administrator hereby accepts such appointment and agrees to perform such Administrative Services. For the avoidance of doubt, other than (i) those Administrative Services expressly provided for in this Agreement and (ii) any other administrative services to the extent such administrative services are required exclusively with respect to the Administered Business, Administrative Services do not include any services


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related to maintaining the corporate identity or existence or regulatory compliance of the Companies or any successor entities (the "Corporate Services")

     (b) The parties shall cooperate fully in the transfer of responsibility for the performance of the Administrative Services from the Companies to the Administrator. All costs and expenses relating to such transfer shall be borne by the Administrator; provided, however, that no internal costs are to be allocated by either Company to the Administrator except pursuant to Section 2.03(b) of this Agreement and pursuant to the Transition Services Agreement. The Administrator agrees to send to all counterparties to the Covered Insurance Contracts a written notice, provided by the Administrator prior to the Closing and reasonably acceptable to the Companies, advising that the Administrator has been appointed by the Companies to provide the Administrative Services. The Administrator shall send such notice, by first class U.S. mail, at its own expense, promptly after receipt thereof but in no event more than thirty (30) calendar days after the Closing Date.

     (c) In order to assist and to more fully evidence the substitution of the Administrator in the place and stead of the Companies, each Company shall deliver to the Administrator a reasonable and appropriate power of attorney to permit the Administrator to perform its obligations hereunder. The power of attorney will include, without limitation, the power and authority to execute the Unexecuted Assumed Reinsurance Contracts and the Unexecuted Retroceded Reinsurance Contracts. Until such time as such powers of attorney are delivered to the Administrator, it is acknowledged and agreed that the Administrator is hereby granted full power and authority to execute the Unexecuted Assumed Reinsurance Contracts and the Unexecuted Retroceded Reinsurance Contracts.

     2.02 Administrative Services. The Administrator agrees to perform all Administrative Services and is hereby authorized and licensed to do so on behalf of the Companies where appropriate. The Administrator shall perform the Administrative Services in a professional and timely manner and in conformance with applicable industry standards, the terms and conditions of the Administered Business and in substantial conformance with Applicable Law. The Administrator acknowledges that the performance of the material Administrative Services including, but not limited to, all reporting obligations to the Companies required by this Agreement, in a professional and timely manner is of critical importance to the Companies. Unless specifically provided for in this Agreement or the Transition Services Agreement, and except for Legally Required Company Actions, as between the parties, the Companies shall not be obligated to provide any services relating to the Administered Business, and the Administrator shall not be obligated to provide or be obligated for any costs of any Corporate Services. The Administrator shall not be liable for any failure to provide any Administrative Service due to the Companies' failure to deliver any Books and Records to the Administrator within a reasonable period of time after the Administrator's request for such Books and Records. The Administrative Services include, without limitation, the following:

     (a) collecting Premiums and other amounts due with respect to the Administered Business;


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     (b)  (i) managing the investment assets supporting the Administered
          Business in accordance with the investment guidelines contained in Exhibit U attached to the Asset Purchase Agreement; (ii) monitoring the activities of the investment subadvisor (if any) under the SLD Asset Management Agreement, ensuring its compliance with the investment guidelines attached to the SLD Asset Management Agreement and replacing such investment subadvisor if necessary provided any such replacement shall be subject to SLD's consent (which consent shall not be unreasonably withheld); and (ii) providing IIM and ING Treasury with the information described on Schedule A (as may be amended from time to time) to permit IIM and ING Treasury to perform the services identified on Schedule A;

     (c) paying and administering claims under the Reinsurance Agreements (including, without limitation, any disputes or litigation with respect thereto or the payment of Commissions due thereunder), provided, that the Companies shall cooperate with the Administrator by making available any information necessary to respond to any such dispute or litigation on a timely basis;

     (d) providing to the Companies all information with respect to the Administered Business required in order for the Companies to timely make any required Tax filing;

     (e) except with respect to reports and data identified in Schedule A as being prepared by IIM, preparing all accounting and actuarial information (including GAAP information) related to the Administered Business that is necessary for the Companies to timely meet accounting or Tax requirements, including but not limited to preparation of quarterly and annual financial statement data necessary for inclusion in the Companies' statutory and GAAP financial statements and delivery of such data in a form usable by the Companies as more specifically set forth on Schedule B;

     (f) administering all Outbound Retrocession Contracts and Assigned Contracts including, without limitation, paying all reinsurance premiums and collecting all reinsurance recoverables due the ceding company under the Outbound Retrocession Contracts;

     (g) subject to the terms and conditions of Section 5.01 hereof, providing information and reasonable access to personnel with respect to, and reasonable cooperation with respect to the Companies' efforts to reply to all regulatory compliance matters to the extent such matters relate exclusively to the Administered Business (excluding any legal services);


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     (h)  providing such subcertifications with respect to the Administered
          Business as may be required to enable the Companies to meet their requirements (or those of their parent companies) under the Sarbanes-Oxley Act of 2002 or any Applicable Law requiring the making of similar certifications (excluding any legal services or independent audit services);

     (i) consulting with the Companies and providing necessary cash flow testing with respect to the Administered Business retroceded on a modified coinsurance basis by SLD to SLDI and further retroceded to Scottish Bermuda pursuant to the SLDI Coinsurance / Modified Coinsurance Agreement;

     (j) providing a schedule to the Companies by May 1 of each year of its calculation of the net consideration under each Reinsurance Agreement for the preceding taxable year, in order to satisfy such Company's obligations under Section 6.01(d) of each Reinsurance Agreement;

     (k) funding the SLD and SLDI reinsurance disbursement accounts on a daily basis; and

     (l) processing and allocating experience refunds between the Business and any other business unit of the Companies.

     2.03 Legally Required Company Actions.

     (a) To the extent the Administrator is made aware of any Legally Required Company Actions, the Administrator will give each Company notice of such Legally Required Company Action, including, without limitation, filings with insurance regulators, other Governmental Authorities and guaranty associations and filings of Tax returns with taxing authorities, which, in each case, relate to the Administered Business. Each Company agrees to act in good faith to utilize the Administrator to the greatest extent practicable to limit the expenses of such Company that the Administrator is required to reimburse under Section 2.03(b). Notwithstanding the foregoing, nothing in this Agreement requires the Administrator to provide legal advice to the Companies. In addition, no action taken by the Administrator pursuant to this Agreement shall constitute legal advice.


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     (b) The Administrator will, promptly upon either Company's request therefor, compensate such Company for the performance of any Legally Required Company Actions; provided, however, that there will be no charge for de minimis administrative functions such as the execution of documents and similar ministerial activities; provided further, however, that, to the extent such Legally Required Company Actions are performed by or on behalf of Affiliates other than the Companies or relate to any business other than the Administered Business, the Administrator shall only be required to compensate the Companies pursuant to this Section 2.03(b) for the pro rata portion of such Legally Required Company Actions relating to such performance by or on behalf of the Companies or relating exclusively to the Administered Business. The compensation and reimbursement referred to in this Section 2.03(b) shall be based on such Company's fully-allocated costs, including a proportionate share of corporate overhead, as detailed in invoices to the Administrator.

     2.04 Compensation.

     (a) The Administrator agrees to perform the Administrative Services with respect to the Administered Business at its own expense and without any rights of reimbursement from the Companies, in consideration of the Companies having entered into the Asset Purchase Agreement, the Reinsurance Agreements and other Related Agreements and for other good and valuable consideration, the receipt of which is hereby acknowledged.

     (b) In consideration of IIM's and ING Treasury's providing of services to the Companies under Schedule A, the Administrator will reimburse IIM and ING Treasury for any fees or costs charged by any custodian for the investment assets to which such services relate.

     2.05 Reserve Certification. (a) The Administrator shall provide SLD annually no later than January 31st of each year a certification of its appointed actuary certifying that the Reserves under the Reinsurance Agreements relating to SLD (including without limitation the so-called "XXX reserves") are calculated in accordance with SAP consistent with the applicable section 2.3 of each of the SLD Coinsurance Agreement and SLD Coinsurance / Modified Coinsurance Agreement.

     (b) The Administrator shall also provide SLDI annually no later than February 20th of each year an actuarial certification by its approved actuary that the Reserves, the DAC Asset and the Loss Reserve Redundancy calculated under Section 2.3 of each of the Reinsurance Agreements to which SLDI is a party are calculated in compliance with the BMA requirements.

     (c) The certifications required by this Section 2.05 shall be subject to any knowledge or other qualifications that the appointed actuary for SLD or SLDI, as the case may be, is permitted to take in the corresponding certification such actuary is required to submit to the relevant insurance regulatory authority.

     2.06 Novations. To the extent the Administrator in its sole discretion elects to novate any of the Covered Insurance Contracts, at the request of the Administrator, each Company shall


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use commercially reasonable efforts to cooperate with the Administrator to novate any of the Covered Insurance Contracts to the Administrator. Such novation shall completely release and extinguish such Company's liabilities under each such novated Covered Insurance Contract and each such novated Covered Insurance Contract shall not be deemed a part of the Administered Business following the effective date of the novation.


                                   ARTICLE III
                        BOOKS AND RECORDS; BANK ACCOUNTS

     3.01 Transfer of Records. Except as provided in the Bill of Sale and General Assignment, the Transition Services Agreement or the Technology Transfer and License Agreement, the Companies shall deliver the Books and Records to the Administrator on the Closing Date. The Books and Records and the books and records maintained by the Administrator in accordance with the terms of this Agreement shall be made available to each Company and its representatives in accordance with the Asset Purchase Agreement.

     3.02 Maintenance of Books and Records. The Administrator shall maintain (including, without limitation, backing up its computer files, and maintaining facilities and procedures for safekeeping and retaining documents) books and records of all transactions pertaining to the Administered Business (i) in accordance with prudent standards of insurance record-keeping, the terms and conditions of the Administered Business and in substantial compliance with Applicable Law; and (ii) in a manner no less prudent than the manner in which such books and records are maintained by the Administrator in its other business. Upon any termination of this Agreement, the Books and Records and all books and records maintained at such time in accordance herewith by the Administrator pertaining to the Administered Business shall be delivered promptly to the Companies or such other person or entity as the Companies shall designate in writing; provided, however, that the Administrator may keep copies of such Books and Records for archival and regulatory purposes.

     3.03 Quarterly Accountings and Payments.

     (a) Beginning with and after the first calendar quarter following the calendar quarter during which the Closing Date falls, the Administrator shall provide each Company with a Quarterly Accounting as of the end of each calendar quarter, no later than thirty (30) calendar days after the end of such quarter; provided, however, that the Administrator shall deliver the final Quarterly Accounting no later than thirty (30) calendar days after the date on which this Agreement terminates in accordance with Article VI hereof; provided, further, that in the event that subsequent data or calculations require revision of the final Quarterly Accounting, the required revision and any appropriate payments shall be made in cash by the parties five (5) Business Days after they mutually agree as to the appropriate revision. The Administrator shall provide such Quarterly Accounting in a format that is mutually acceptable to the Companies and the Administrator.


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     (b) If a Quarterly Accounting reflects a balance due to either Company, the amount(s) shown as due shall be paid by the Administrator, within five (5) Business Days of the delivery of the Quarterly Accounting. If (i) a Quarterly Accounting reflects a balance due to the Administrator from either Company and
(ii) such Company does not object to the Quarterly Accounting within five (5) Business Days of its delivery, the amount(s) shown as due shall be paid by such Company to the Administrator within seven (7) Business Days after the date on which the Quarterly Accounting was delivered. Amounts due from either party pursuant to this Agreement shall be paid net of amounts due from the other party.

     3.04 Bank Accounts and Lockboxes. (a) During the term of this Agreement, the Administrator shall ensure that all amounts collected from ceding companies and retrocessionaires with respect to the Administered Business are deposited in bank accounts and lockboxes owned by the Companies and not in any accounts or lockboxes owned by the Administrator.

     (b) Provided that a Triggering Event shall not have occurred and be continuing, SLD shall give the Administrator non-exclusive authority over the bank accounts and lockboxes of SLD used in the operation of the Administered Business. Upon the occurrence of any Triggering Event, SLD shall be entitled to revoke such authority. The Administrator shall, on a daily basis, transfer (i) amounts deposited in such bank accounts and lock boxes of SLD that are attributable to the Administered Business to Administrator's bank accounts and lockboxes, and (ii) amounts deposited in such bank accounts and lock boxes of SLD that are not attributable to the Administered Business to other bank accounts and lock boxes of SLD designated by SLD. For the avoidance of doubt, the Administrator shall not be responsible for any funds withdrawn by SLD from any bank account and lockbox owned by SLD. In the event SLD inappropriately withdraws and fails to pay over any such funds withdrawn from any bank account or lockbox owned by SLD, the Administrator shall be entitled to offset the amount thereof against any amounts due SLD through the Quarterly Accounting.

     (c) Provided that a Triggering Event shall not have occurred and be continuing, SLDI shall pay over to the Administrator on a daily basis all funds deposited in any SLDI bank account or lockbox that are attributable to the Administered Business. If SLDI establishes any bank accounts or lockboxes to be used exclusively for the Administered Business, SLDI shall give the Administer non-exclusive authority over such bank accounts and lockboxes, and upon the occurrence of any Triggering Event, SLDI shall be entitled to revoke such authority. For the avoidance of doubt, the Administrator shall not be responsible for any funds withdrawn by SLDI from any bank account and lockbox owned by SLDI. In the event SLDI inappropriately withdraws and fails to pay over any such funds withdrawn from any bank account or lockbox owned by SLDI, the Administrator shall be entitled to offset the amount thereof against any amounts due SLDI through the Quarterly Accounting.

     (d) The Administrator shall be permitted to utilize the Companies' names on check stock in making disbursements in accordance with this Agreement.


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     3.05 Disaster Recovery Plan. The Administrator shall at all times maintain security and disaster recovery procedures to protect data used by the Administrator to perform the Administrative Services as well as the Administrator's networks and systems utilized in connection with the services provided hereunder, all in accordance with commercially reasonable practices.



                                   ARTICLE IV
                                    CAPACITY

     4.01 Capacity. The Administrator shall at all times maintain all necessary licenses, authorizations, permits and qualifications from Governmental Authorities under Applicable Laws that the Administrator is required to maintain in order to perform the Administrative Services in the manner required by this Agreement.



                                    ARTICLE V
                               REGULATORY MATTERS

     5.01 Responsibilities of the Parties. If the Companies or the Administrator receives notice of, or otherwise becomes aware of any inquiry, investigation, examination, audit or proceeding by Governmental Authorities, relating to the Administered Business, the Companies or the Administrator, as applicable, shall promptly notify the other party thereof, whereupon the parties shall cooperate in good faith to resolve such matter in a mutually satisfactory manner and shall act reasonably in light of the parties' respective interests in the matter at issue. Notwithstanding the immediately preceding sentence, neither the Administrator nor the Companies shall be relieved or discharged from any liability or obligation which it has incurred or assumed in connection with such matter under the terms of this Agreement or any of the Asset Purchase Agreement, the Reinsurance Agreements or other Related Agreements.


                                   ARTICLE VI
                                    DURATION

     6.01 Duration. This Agreement shall commence on the date of its execution and, shall continue until it is terminated under Section 6.02.

     6.02 Termination.

     (a) Subject to the provisions regarding survivability set forth in Section
6.03 hereof, this Agreement shall terminate:

          (i) at any time upon the mutual written consent of the parties hereto, which writing shall state the effective date of termination, and consistent with


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                Section 6.02(b) hereof, shall set forth in reasonable detail the procedures for transferring the Administrative Services to the Companies or the Companies' designee;

          (ii) automatically upon the termination of all of the Reinsurance Agreements in accordance with the terms thereof; or

          (iii) at the option of the Companies, upon written notice to the Administrator, on the occurrence of any of the following events:

               (A) Administrator becomes subject to dissolution, liquidation, conservation, rehabilitation, bankruptcy, statutory reorganization, receivership, compulsory composition, or similar proceedings in any jurisdiction, or if creditors of Administrator take over its management, or if Administrator otherwise enters into any arrangement with creditors, or makes an assignment for the benefit of creditors, or if any significant part of Administrator's undertakings or property is impounded or confiscated by action of any Governmental Authority; or

               (B) there is a material breach by the Administrator of any term or condition of this Agreement that is not cured by the Administrator within thirty (30) days of receipt of written notice from the Companies of such breach or act.

     (b) Following any termination of this Agreement (other than a termination resulting from the termination of all liabilities of the Companies under all Insurance Contracts in accordance with their respective terms), the Administrator shall cooperate fully with the Companies in effecting the prompt transfer of the Administrative Services and transfer of all books and records maintained by the Administrator pursuant to Section 3.02 hereof or other applicable provisions of the Asset Purchase Agreement or Related Agreements (or, where appropriate, copies thereof) to the Companies or the Companies' designee, so that the Companies or their designee will be able to perform the services required under this Agreement without interruption following any such termination. In addition following any such termination, the Administrator will cooperate with the Companies in connection with any regulatory or tax audits relating to any period during which the Administrator was providing services hereunder.

     (c) If this Agreement is terminated in connection with a recapture of the Covered Insurance Contracts pursuant to the Reinsurance Agreements by the Companies, the Administrator shall comply with Section 6(c) of the Technology Transfer and License Agreement.

     (d) Following any termination of this Agreement pursuant to Section 6.02(a)(iii), the Administrator shall reimburse the Companies for any out-of-pocket cost arising as a result of


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

such termination, including, without limitation, (i) the cost of transitioning the Administrative Services to a substitute provider or the Companies, (ii) any fees paid to any such substitute provider and (iii) any costs incurred by the Companies with respect to the Administrative Services after termination of this Agreement.

     6.03 Survival. The provisions of Sections 3.02, 6.02(b), 6.02(c), 6.02(d),
Article IX, Sections 10.01, 10.05, 10.07, 10.09, 10.10, 10.11 and 10.12 shall survive the termination of this Agreement.



                                   ARTICLE VII
                                    INSURANCE

     7.01 Liability Insurance. The Administrator shall maintain errors and omissions liability coverages with limits and retention amounts in commercially prudent amounts consistent with industry standards, to cover any loss arising as a result of any real or alleged negligence, errors or omissions on the part of the Administrator's officers, agents or employees in any aspect of the performance of services under this Agreement.

     7.02 Fidelity Bond. The Administrator shall maintain fidelity bond coverage in a bond amount and a retention amount that are commercially prudent and consistent with industry standards to cover any loss due to the misdeeds of the Administrator's officers, employees or agents in any respect of the performance of services under this Agreement.

     7.03 Qualifying Insurers. The Administrator shall obtain the coverages specified in Sections 7.01 and 7.02 hereof from insurers having an A.M. Best Company rating of at least A-, a Standard & Poor's Corporation insurer financial strength rating of at least BBB+ and/or a Moody's Investors Services, Inc. claims-paying ability rating of at least Baa1. In the event that the ratings of an insurer which has issued one or more of the coverages specified in Sections
7.01 and 7.02 are downgraded so that such insurer would no longer qualify to issue such coverage under the provisions of the preceding sentence, the Administrator shall promptly obtain replacement coverage from another insurer that so qualifies.



                                  ARTICLE VIII
                                   ARBITRATION

     8.01 Arbitration. (a) After the Closing Date, any dispute between the parties with respect to the calculation of amounts that are to be calculated, reported, or that may be audited pursuant to this Agreement (other than disputes relating to: (i) the SLD Closing Statement and the assets to be transferred to the Administrator, the SLD Reserve Trust Account and the SLD Security Trust Account pursuant to Article II of the Asset Purchase Agreement, which shall be resolved in accordance with the Asset Purchase Agreement; (ii) calculations relating to DAC tax, which shall be resolved in accordance with Article VI of each Reinsurance Agreement, or (iii) matters relating to whether a Triggering Event has occurred), shall be decided through negotiation and, if necessary, arbitration as set forth in Section 8.02.

     (b) The parties intend this Section 8.01 to be enforceable in accordance with the Federal Arbitration Act (9 U.S.C., Section 1) including any amendments to that Act which are subsequently adopted. In the event that either party refuses to submit to arbitration as required by Section 8.01(a), the other party may request the court specified in Section 10.05 to compel arbitration in accordance with the Federal Arbitration Act.

     8.02 Arbitration Procedure. The Companies and the Administrator intend that any dispute between them arising under this Agreement (excluding those disputes identified in Section 8.01(a)) be resolved without resort to any litigation. Accordingly, the Companies and the Administrator agree that they will negotiate diligently and in good faith to agree on a mutually satisfactory resolution of any such dispute; provided, however, that if any such dispute cannot be so resolved by them within sixty (60) calendar days (or such longer period as the parties may agree) after commencing such negotiations, the Companies and the Administrator agree that they will submit such dispute to arbitration in the manner specified in, and such arbitration proceeding will be conducted in accordance with, the Commercial Arbitration Rules of the American Arbitration Association.

     The arbitration hearing will be before a panel of three disinterested arbitrators, each of whom must be a present or former officer of a life insurance or life reinsurance company familiar with the life reinsurance business, or other professionals with experience in life insurance or reinsurance, provided that such professionals shall not have performed services for either party within the previous five (5) years, and provided further that no arbitrator shall be a former employee of either Company or any of its Affiliates. The Companies and the Administrator will each appoint one arbitrator by written notification to the other party within thirty (30) calendar days after the date of the mailing of the notification initiating the arbitration. These two arbitrators will then select the third arbitrator within sixty (60) calendar days after the date of the mailing of the notification initiating arbitration.

     If either the Companies or the Administrator fails to appoint an arbitrator, or should the two arbitrators be unable to agree upon the choice of a third arbitrator, the president of the American Arbitration Association will appoint the necessary arbitrators within thirty (30) calendar days after the request to do so.

     The arbitrators shall base their decision on the terms and conditions of this Agreement. However, if the terms and conditions of this Agreement do not explicitly dispose of an issue in dispute between the parties, the arbitrators may base their decision on the customs and practices of the life insurance and life reinsurance industry together with an interpretation of the law. The vote or approval of a majority of the arbitrators will decide any question considered by the arbitrators. The place of arbitration will be determined by the arbitrators. Each decision (including without limitation each award) of the arbitrators will be final and binding on all parties and will be nonappealable, except that (at the request of either the Companies or the

Administrator) any award of the arbitrators may be confirmed (or, if appropriate, vacated) by a judgment entered by the court specified in Section
10.05. In no event may the arbitrators award punitive or exemplary damages, except for the liable party's fraud, theft, embezzlement or other intentional acts or omissions of bad faith. Each party will be responsible for paying (a) all fees and expenses charged by its respective counsel, accountants, actuaries, and other representatives in conjunction with such arbitration and (b) one-half of the fees and expenses charged by each arbitrator.



                                   ARTICLE IX
                                 INDEMNIFICATION

     9.01 Administrator's Obligation to Indemnify. The Administrator hereby agrees to indemnify, defend and hold harmless each Company and its Affiliates and their respective directors, officers and employees (collectively, the "Company Indemnified Parties") from and against all Losses asserted against, imposed upon or incurred by any Company Indemnified Party arising from: (i) any breach or nonfulfillment by the Administrator of, or any failure by the Administrator to perform, any of the covenants, terms or conditions of, or any of its duties or obligations under, this Agreement except to the extent that such breach, nonfulfillment or failure is caused by the actions of any Company Indemnified Party; (ii) any third-party claims arising out of the administration of a Covered Insurance Contract, or (iii) any successful enforcement of this indemnity. For the avoidance of doubt, the Administrator will not indemnify any Company Indemnified Party for any Losses arising from any Corporate Services except to the extent that any such Loss is caused by the actions of any Administrator Indemnified Parties.

     9.02 Companies' Obligation to Indemnify. Each Company hereby agrees to severally and not jointly indemnify, defend and hold harmless the Administrator and its Affiliates and their respective directors, officers and employees (collectively, the "Administrator Indemnified Parties") from and against all Losses asserted against, imposed upon or incurred by any Administrator Indemnified Party arising from: (i) any breach or nonfulfillment by such Company of, or any failure by such Company to perform, any of the covenants, terms or conditions of, or any of its duties or obligations under, this Agreement except to the extent that such breach, nonfulfillment or failure is caused by the actions of any Administrator Indemnified Party; or (ii) any successful enforcement of this indemnity.

     9.03 Certain Definitions and Procedures. In the event either the Administrator or the Companies shall have a claim for indemnity against the other party under the terms of this Agreement with respect to a third-party claim, the parties shall follow the procedures set forth in Section 10.3 of the Asset Purchase Agreement. The parties hereto shall follow the procedures set forth in Article VIII hereof with respect to any other claims for indemnity hereunder.

                                    ARTICLE X
                                  MISCELLANEOUS

     10.01 Notices. Any notice, request or other communication to be given by any party hereunder shall be in writing and shall be delivered personally, sent by registered or certified mail, postage prepaid, by overnight courier with written confirmation of delivery. Any such notice shall be deemed given when so delivered personally, or if mailed, on the date shown on the receipt therefor, or if sent by overnight courier, on the date shown on the written confirmation of delivery. Such notices shall be given to the following address:

To Companies:         Security Life of Denver Insurance Company
                      Security Life of Denver International Limited
                      Attention: President
                      c/o ING North America Insurance Corporation
                      5780 Powers Ferry Road NW
                      Atlanta, GA 30327


With a concurrent
copy to:              B. Scott Burton
                      Corporate General Counsel
                      ING North America Insurance Corporation
                      5780 Powers Ferry Road NW
                      Atlanta, GA 30327


                      and

                      David A. Massey, Esq.
                      Sutherland Asbill & Brennan LLP
                      1275 Pennsylvania Ave., NW
                      Washington, DC 20004-2415

To Administrator:     Scottish Re (U.S.), Inc.
                      13840 Ballantyne Corporate Place, Suite 500
                      Charlotte, NC  28277
                      Attention:  General Counsel


With a copy to:       Stephen G. Rooney, Esq.
                      LeBoeuf, Lamb, Greene & MacRae, L.L.P
                      125 W. 55th Street
                      New York, NY 10019


     10.02 Entire Agreement. This Agreement may not be amended or modified in any respect whatsoever except by instrument in writing signed by the parties hereto. This Agreement, the Asset Purchase Agreement, the other Related Agreements and the Confidentiality Agreement, and other documents delivered pursuant hereto, constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior negotiations, discussions, writings and agreements between them with respect thereto.

     10.03 Successors and Assigns. The rights and obligations of the parties under this Agreement shall not be subject to assignment. The terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by and against the successors of the parties hereto. The Administrator may not subcontract the performance of the Administrator hereunder to any subcontractor that is not an Affiliate of the Administrator without the Companies' prior written approval, such approval not to be unreasonably withheld or delayed; provided however, the Administrator (i) shall remain primarily responsible under this Agreement for any and all obligations with respect to such subcontracted administrative services as are undertaken by such subcontractor and (ii) shall be responsible for compliance by any such subcontractor with the terms and conditions of this Agreement and for any acts or omissions of such subcontractor,

     10.04 Captions. The captions of this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

     10.05 Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado applicable to contracts entered into therein, without reference to principles of choice of law or conflicts of laws. Each party hereto irrevocably and unconditionally submits to the exclusive jurisdiction of any State or Federal Court sitting in Colorado, over any suit, action or proceeding arising out of or relating to this Agreement. Each party hereto agrees that service of any process, summons, notice or document by U.S. registered mail addressed to such party in accordance with
Section 10.01 hereof shall be effective service of process for any action, suit or proceeding brought against such party in such court. Each party hereto irrevocably and unconditionally waives any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each party hereto agrees that final judgment in any such action, suit or proceeding brought in any such court shall be conclusive and binding upon such party and may be enforced in any other courts to whose jurisdiction such party may be subject, by suit upon such judgment.

     10.06 No Third Party Beneficiaries. Except as otherwise expressly set forth in any provision of this Agreement, nothing in this Agreement is intended or shall be construed to give any Person, other than the parties hereto, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

     10.07 Expenses. Except as otherwise provided herein, the parties hereto shall each bear their respective expenses incurred in connection with the negotiation, preparation, execution, and performance of this Agreement and the Related Agreements and the transactions contemplated hereby and thereby, including, without limitation, all fees and expenses of Representatives.

     10.08 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto. Each counterpart may be delivered by facsimile transmission, which transmission shall be deemed delivery of an originally executed document.

     10.09 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. If any provision of this Agreement is so broad as to be unenforceable, that provision shall be interpreted to be only so broad as is enforceable.

     10.10 Waiver of Jury Trial; Multiplied and Punitive Damages. Each of the parties hereto irrevocably waives, with respect to any first party action filed by the other party (but not as to any action by one party against the other seeking indemnification for a third party claim against the party initiating the action, to the extent that such damages may be recoverable as part of the indemnification by the indemnified party) (i) any and all right to trial by jury, and (ii) any right to punitive, incidental, consequential or multiplied damages, either pursuant to common law or statute, in any legal proceedings arising out of or related to this Agreement or the transactions contemplated hereby, except for the liable party's fraud, theft, embezzlement or other intentional acts or omissions of bad faith.

     10.11 Equitable Rights. The Administrator acknowledges and agrees that money damages would not be a sufficient remedy for any failure of the Administrator to provide the services required hereunder in compliance with the terms of this Agreement and that the Companies shall be entitled to seek equitable relief, including, without limitation, injunction and specific performance, as a remedy for such non-performance or such breach by the Administrator and that the Administrator shall not oppose the granting of such equitable relief, unless such non-performance or breach was caused primarily by the act or omission of the Companies. Such remedy shall not be deemed to be the exclusive remedy for breach of this Agreement, but shall be in addition to the other remedies available to a party under this Agreement.

     10.12 Confidentiality.

     (a) Confidential Information. Each party hereto shall use at least the same standard of care in the protection of Confidential Information of the other party as it uses to protect its own confidential or proprietary information; provided that such Confidential Information shall be protected in at least a reasonable manner. For purposes of this Agreement, "Confidential Information" includes all confidential or proprietary information and documentation of any party hereto, including the terms of this Agreement, including with respect to each party, all of its software (including source code and object code), documentation, data, its customer data, software and confidential information of third parties as to which such party owes a duty of confidentiality, financial information, information relating to the other party's planned or existing computer systems, systems architecture, computer hardware, methods of processing and operational methods, sales, profits, organizational restructuring, new business initiatives, proprietary and confidential information that describes the other party's insurance and financial products (including actuarial calculations, product designs, and how such products are administered and managed), proprietary and confidential information that describes the other party's product strategies or tax interpretations or tax positions or the treatment of any item, all reports, exhibits, and other documentation prepared by any of its Affiliates. Each party hereto shall use the Confidential Information of the other party only in connection with the purposes of this Agreement and shall make such Confidential Information available only to its employees, permitted subcontractors or agents having a "need to know" with respect to such purpose. Each party hereto shall advise its respective employees, permitted subcontractors and agents with access to any Confidential Information of such party's obligations under this Agreement. The obligations in this Section 10.12 will not restrict disclosure by a party pursuant to Applicable Law, or by order or request of any Government Authority, subject to
Section 10.12(b) hereof. Confidential Information of a party will not be afforded the protection of this Section if such Confidential Information was (A) developed by the other party independently as shown by its written business records regularly kept, (B) rightfully obtained by the other party without restriction from a third party, (C) publicly available other than through the fault or negligence of the other party, or (D) rightfully in the possession of the other party and not subject to any duty of confidentiality as of the date of this Agreement.

     (b) Compulsory Disclosure. If any party is requested or required to disclose Confidential Information of the other pursuant to any judicial or administrative process, then such receiving party shall promptly notify the other party to this Agreement in writing of such request or requirement. The party whose Confidential Information is requested or required to be disclosed shall either (i) promptly seek protective relief from such disclosure obligation or (ii) direct the receiving party to comply with such request or requirement. The party in receipt of Confidential Information of the other party shall cooperate with efforts of the other party to maintain the confidentiality of such information or to resist compulsory disclosure thereof, but any costs incurred by the receiving party shall be reimbursed by the other party, except for costs of the receiving party's employees. If, after a reasonable opportunity to seek protective relief, such relief is not obtained by the party whose Confidential Information is subject to discovery or disclosure, or if such party fails to obtain such relief, the receiving party may disclose such portion of such Confidential Information that such party reasonably believes, on the basis of advice of such party's counsel, such party is legally obligated to disclose.

     (c) Unauthorized Acts. Each party hereto shall (i) notify the other party promptly of any unauthorized possession, use, or knowledge of any Confidential Information by any person which shall become known to it, any attempt by any person to gain possession of Confidential Information without authorization or any attempt to use or acquire knowledge of any Confidential Information without authorization (collectively, "Unauthorized Access"), (ii) promptly furnish to the other party full details of the Unauthorized Access and use reasonable efforts to assist the other party in investigating or preventing the reoccurrence of any Unauthorized Access, (iii) cooperate with the other party in any litigation and investigation against third parties deemed necessary by such party to protect its proprietary rights, and (iv) promptly take all steps necessary to prevent a reoccurrence of any such Unauthorized Access.

     (d) Injunction. Each party hereto agrees that the breach by the other party of its obligations under this Section would cause significant and irreparable harm to the aggrieved party, which may be difficult to measure with certainty or to compensate through money damages. Each party hereto acknowledges that the aggrieved party shall be entitled, without proof of irreparable harm and without waiving any other right or remedy available to it, to such injunctive and equitable relief as may be deemed proper by a court of competent jurisdiction.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed effective December 31, 2004.

SECURITY LIFE OF DENVER
INSURANCE COMPANY


By: /s/ Mark Tullis
   ---------------------------------------------------------
Name: Mark Tullis
Title: President


SECURITY LIFE OF DENVER
INTERNATIONAL LIMITED


By: /s/ David Pendergrass
   ---------------------------------------------------------
Name: David Pendergrass
Title: Vice President


SCOTTISH RE (U.S.), INC.


By: /s/ Oscar Scofield
   ---------------------------------------------------------
Name: Oscar Scofield
Title: CEO/ President

                                   Schedule A

                Investment Accounting Services for Security Life

                   Funds Withheld/Modco General Account Assets

     With respect to the Security Life of Denver Insurance Company ("Security Life") general account assets (the "SLD Re Assets") that support Security Life's funds withheld and modified coinsurance arrangements (the "SLD Portfolios") with Security Life of Denver International Limited ("SLDI"), Security Life has arranged for ING Investment Management LLC ("IIM") to provide investment accounting services and coordinate certain treasury and cash management functions through Treasury Services at ING North America Insurance Corporation ("ING Treasury"). The following lists the investment accounting services to be provided by IIM and reports, processes and other administrative functions required from Scottish Re (U.S.), Inc. ("Scottish Re") or its agents to enable IIM to provide such services. Also listed are certain ING Treasury processes and protocols, and Scottish Re's responsibilities related thereto.

I. The SLD Re Assets will be custodied at The Bank of New York ("BONY"). IIM will download cash transactions directly from BONY electronic feeds and post securities-related transactions to IIM's electronic tracking and reporting systems (the "IIM Systems") on a daily basis. A daily cash reconciliation will be performed to ensure that the cash reported by BONY has properly posted on the IIM Systems. For instances where the income projection per the IIM Systems varies from the amount received from BONY by greater than $1.00, IIM will research the exception and resolve prior to posting. Any unresolved exceptions will be forwarded to Scottish Re for final resolution.

II. Trades entered into by Scottish Re, or its designated investment advisor for the SLD Portfolios (the "Subadviser"), will be reported to IIM and entered into the IIM Systems by IIM for purposes of financial reporting on the SLD Re Assets.1 On each trade date for trades placed that day, Scottish Re or the Subadviser will provide to IIM (a) electronic files containing transaction data that will be uploaded into the IIM Systems,
      (b) electronic files containing the Security Master data for securities that have not been previously purchased for the SLD Portfolios, (c) for all MBS/ABS securities transactions, electronic files (e.g., Bloomberg) containing principal and interest cash flows with respect to each such transaction to support the monthly effective yield computations required under U.S. Statutory, U.S. GAAP and International Accounting Standards, and (d) faxed copies of trade tickets. Verification of the accuracy and veracity of the data included in the files and trade tickets delivered to IIM will be the responsibility of Scottish Re and the Subadviser. The Subadviser will be responsible for the settlement of trades with the broker and custodian. Settlement will be against cash in the custody account holding the SLD Re Assets. Movement of cash into or out of the custody account, including for purposes of trade settlements, shall be at the direction of ING Treasury and will be subject to the conditions identified, in part, under Section XI. below.


--------------------------------
1 Currently Security Life is on "first-in first-out" (by lot) basis for sales under all bases of accounting, and all of Security Life's assets are classified as "available for sale". Scottish Re will be notified if Security Life elects to change this method.

III. Trade errors and breaches of the investment guidelines for the SLD Portfolios (the "Investment Guidelines") will be the responsibility of Scottish Re and the Subadviser. Scottish Re and the Subadviser will inform IIM of all errors and Investment Guideline breaches within 24 hours of any such discovery. This reporting shall be in addition to any other reporting requirements mandated by Security Life in its investment advisory agreement with Scottish Re.

IV. IIM will carry out month-end processing as of the last business day of each month following the practices and protocols utilized for other portfolios of Security Life. Such practices and protocols include, for example, (a) month-end updates of accrued interest and amortization of premium/discount, (b) recalculation of yields prior to each month-end processing, and (c) on the third business day following each month end, determination of final pricing of the SLD Re Assets, using the valuation hierarchy IIM applies to all assets of Security Life, and the closure of all ledgers for the SLD Portfolios.

V. IIM will post on a daily basis to the ING Americas accounting systems general ledger for Security Life, the SLD Portfolios' general ledger entries generated by the IIM Systems. The extract will be for statutory basis, Dutch GAAP, and U.S. GAAP amounts (IAS will replace Dutch GAAP in
      2005).

VI. Each month end, IIM will produce all parts of Schedule D, Schedule DA and Schedule B on a statutory basis for the SLD Portfolios, to be included as part of the Security Life legal entity schedules.

VII. IIM will upload NAIC prices and designations for the SLD Re Assets. IIM will be responsible for filing necessary documentation with the NAIC SVO for unrated securities.

VIII. Each month/quarter, IIM will provide Scottish Re a report comparing current month/quarter book yield and income to the prior month/quarter book yield and income for the SLD Portfolios within a time period mutually agreed upon by IIM and Scottish Re in good faith following each month end. By the 8th business day following each month end, IIM will also provide to Scottish Re a detailed holding list of the SLD Portfolios with content and format mutually agreed upon by IIM and Scottish Re in a commercially reasonable manner.

IX. IIM will prepare monthly reconciliations of the due to/due from broker accounts, custodian par amounts, and custodian cash accounts and provide them to Scottish Re by the fifth business day following each month end.

X. All holdings in the SLD Portfolios will be subject to the quarterly impairment review processes and procedures (under all bases of accounting) utilized by IIM for other portfolios of Security Life. IIM shall consult with Scottish Re regarding all impairment decisions.

XI.   Treasury related processes and protocols

      1. Deposits for the Security Life reinsurance business received at the existing Security Life bank account, if any, will be identified by ING Treasury and wired to Scottish Re's depository account.

      2. Disbursement activity for contract related payments such as retro. premium and commission reimbursements, retrocession claim recoveries and assumed claim payments will continue to be fed from the Sage System to the ING disbursement system. ING Treasury and Scottish Re will coordinate, and redirect as necessary, the disbursement processes. It is the responsibility of Scottish Re to fund the Security Life reinsurance disbursement account on a daily basis. For the avoidance of doubt, Scottish Re shall pay for any overdrafts for failure to fund such disbursement account and shall be responsible for any custodian fees and the disbursement account bank fees hereunder.

      3. ING Treasury will be notified by Scottish Re, or the Subadviser, of all SLD Re investment transactions settling at The Bank of New York. Cash shortfalls (due to over purchases or failed trades) will be funded by ING Treasury access to a Security Life line of credit or cash held in Security Life's money market account. Scottish Re will reimburse Security Life within one (1) business day of such use of the Security Life lines of credit and will pay interest on any amounts so used equal to the Federal Funds rate, in effect on the date immediately preceding the overdraft, plus 1.0%. Cash shortfalls in excess of available Security Life line of credit will be funded by Scottish Re no later than 5:00pm ET on the day the shortfall occurs. Excess cash will be retained in the custody account and swept into a money market account selected by Scottish Re and reasonably acceptable to ING Treasury.

      4. Custody bank fees related to or arising from the SLD Portfolios will continue to be direct debited to the Bank of New York account and posted to the Security Life general ledger by IIM.